UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 10 - SB


                  GENERAL FORM FOR REGISTRATION OF SEURITIES OF
                  SMALL BUSINESS ISSUERS Under Section 12(b) or
                   (g) of the Securities Exchange Act of 1934


                          Global-Link Enterprises, Inc.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)


          Nevada                                      91-1937382
---------------------------------        ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)


3633 Camino Del Rio South-Suite 107, San Diego, CA                92108
--------------------------------------------------              ---------
    (Address of principal executive offices)                    (zip code)


Issuer's telephone number: (619) 584-3100
                          ----------------

Securities to be registered under section 12(b) of the Act:


         Title of Each Class                   Name on each exchange on which
         to be so registered                     each class is to be registered

---------------------------------------     ------------------------------------


---------------------------------------     ------------------------------------


Securities to be registered under section 12(g) of the Act:

Common  Stock,  $.001  par  value  per  share,   20,000,000  shares  authorized,
11,231,600 issued and outstanding as of March 31, 1999.


Part I .......................................................................................................3
                  Item 1.           Description of Business...................................................3
                  Item 2.           Management's Discussion and Analysis or Plan of
                                    Operation ...............................................................11
                  Item 3.           Description of Property..................................................13
                  Item 4.           Security Ownership of Management and Others and
                                    Certain Security Holders ................................................14
                  Item 5.           Directors, Executives, Officers and Significant
                                    Employees................................................................15
                  Item 6.           Executive Compensation...................................................16
                  Item 7.           Certain Relationships and Related Transactions...........................17

Part II .....................................................................................................18
                  Item 1.           Legal Proceedings........................................................18
                  Item 2.           Market for Common Equity and Related Stockholder
                                    Matters..................................................................18
                  Item 3.           Recent Sales of Unregistered Securities..................................19
                  Item 4.           Description of Securities................................................19
                  Item 5.           Indemnification of Directors and Officers................................20

Part F/S ....................................................................................................22
                  Item 1.           Financial Statements.....................................................22
                  Item 2.           Changes in and Disagreements With Accountants on
                                    Accounting and Financial Disclosure......................................22

Part III ....................................................................................................23
                  Item 1.           Index to Exhibits........................................................23
                  Item 2.           Description of Exhibits..................................................26



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


                                     Part I

Item 1.           Description of Business

A.       Business Development and Summary

         Global-Link Enterprises, Inc., hereinafter referred to as the "Company," "Global-Link", or "GLEI" was organized by the filing of articles of incorporation with the Secretary of State of the State of Nevada on November 20, 1998. The articles of the Company authorized the issuance of twenty million (20,000,000) shares of Common Stock at a par value of $0.001 per share.

         The Company is a developmental stage company with a business objective to provide original multi-level marketing ("MLM") content. The Company has begun to design a Web site called "MLM World News Today" (the "Site") at "www.mlmworldnewstoday.com" that provides editorial content, news, headlines, and customizable data related to MLM programs. The Company believes that its primary revenue source will be generated from the sale of advertising, with additional revenues generated through e-commerce arrangements with MLM providers. In addition, the Company plans on branding its own private label Internet service via its current Internet Service Provider (ISP) and offer the following Internet-related products and services: (i) web site design and development services; (ii) web site hosting; and (iii) other e-commerce products and services. The Company believes that these Internet services offer an opportunity for businesses to increase the effectiveness of their marketing campaigns. The Company believes this because in the opinion of management of the Company, the cost of marketing over the Internet is dramatically lower than those of traditional marketing techniques.

         The Company plans to initially focus its efforts, however, on the development of an online newspaper focusing on MLM content on its Site. In particular, GLEI's priorities for its first twelve months of operations will be as follows: provide compelling MLM content, develop marketing awareness and brand recognition, leverage its MLM content to enhance sales of Company and outside MLM opportunities, create value for advertisers, leverage the Company's brand, infrastructure, and existing relationships, enhance and add products and services, begin to generate and increase advertising revenues, pursue acquisitions and strategic alliances if available and strategic, and maintain and improve the Company's technological focus and expertise.

         The Company believes that its Internet services will solidify the scope of Global-Link's services, and that the central point of convergence for its product and service offerings will be www.mlmworldnewstoday.com. In short, the Company plans on utilizing its Internet services and related capability to provide real-time news, editorial content, headlines and customized programming related to the MLM industry via the World Wide Web.

B.       Business of Issuer

(1)      Principal Products and Services and Principal Markets

         The Company intends to establish an Internet newspaper on its Web site, www.mlmworldnewstoday.com, with MLM-based content. The Site seeks to be an editorial site focused exclusively on providing coverage of breaking news and scheduled events, in-depth analyses and original reporting related to MLM programs. The Company's site will be designed to provide broad coverage of the industry and to appeal to MLM program professionals. The Site will compete with weekly trade publications by offering more current news and information and by


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

integrating text, audio and video to deliver high quality content. The Company plans to provide users with access to a collection of products and services to generate content and attract advertisers to the Site.

     Site Content and Strategy

         The Company will seek to provide current, comprehensive and entertaining editorial content through its Internet site, "MLM World News Today," ("www.mlmworldnewstoday.com" ) and to provide a quality free online service, with the objective of building a loyal audience of repeat Internet users. Additionally, the Company will seek to capitalize on available MLM content to create a compelling Internet resource and to enhance the sales opportunities of the Company and outside MLM opportunities.

         The Company believes that its future success depends largely upon its ability to deliver original and compelling MLM content and services in order to attract and retain users. There can be no assurance that the Company's content and services will be attractive to a sufficient number of Internet users to generate advertising revenues. There also can be no assurance that the Company will be able to anticipate, monitor and successfully respond to rapidly changing consumer tastes and preferences so as to attract a sufficient number of users to its site. Internet users can freely navigate and instantly switch among a large number of Internet sites, many of which offer competing content and services, making it difficult for the Company to distinguish its content and services and to attract users. In addition, many other Internet sites offer very specific, highly targeted content that could have greater appeal than the Company's site to particular subsets of the Company's target audience. If the Company is unable to develop Internet content and services that allow it to attract, retain and expand a loyal user base possessing demographic characteristics attractive to potential advertisers, the Company will be unable to generate advertising revenues, and its business, financial condition and operating results will be materially adversely affected.

     Free Services

         The Company intends to provide a range of free services to its members through which they are able to personalize their online experience. By providing free services, the Company plans to create an online resource for those Web users interested in MLM programs. The Company intends to provide excellent customer service and high-quality site performance. The Company believes that the provision of free services is critical to maintaining membership growth.

     Partnerships

         The Company intends to establish relationships and strategic alliances with partners who pay an additional fixed monthly fee in order to receive prominent placement on the Company's Web site. Management plans to offer partnership agreements which will typically run for a period of six months to three years and will be renewable at the option of the partner. However, due to the development stage nature of its operations, it is important to note that the Company currently has no partnership agreements in place.

     Member Subscriptions

         The Company intends to offer additional Internet services, over and above the services available without charge, through certain membership packages. These packages will provide services such as access to highly detailed research and other such content and the ability for members to publish and post documents on the Site. Management of the Company intends to make member subscriptions available for a fee priced according to the level of service desired.


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



     Customer Service and Support

         The Company believes that the strength of its customer service and technical support operations will be critical to its success in attracting members, maintaining its membership base, increasing membership and encouraging repeat usage. The Company intends to establish a team of customer service and technical support professionals who will process inquiries and monitor the status of membership accounts and advertisement packages. Members will be able to access customer service by e-mail and customers can access a toll-free telephone number. The Company intends to enhance and automate the e-mail response portions of its customer service and technical support operations in the future.

     Internet Services

         In addition, the Company plans on branding its own private label Internet service via its current Internet Service Provider (ISP) and offer the following Internet-related products and services: (i) web site design and development services; (ii) web site hosting; and (iii) other e-commerce products and services. The Company believes that these Internet services offer an opportunity for businesses to increase the effectiveness of their marketing campaigns. The Company believes this because in the opinion of management of the Company, the cost of marketing over the Internet is dramatically lower than those of traditional marketing techniques. Global-Link management believes that through its Internet service offerings, the Company is positioned to provide a full range of Internet services for its clients, to include providing a vehicle via the World Wide Web (i.e., web site development and hosting) related to the marketing campaigns of its clients.

         Additionally, the Company believes that its Internet services will solidify the scope of Global-Link's services, and that the central point of convergence for its product and service offerings will be www.mlmworldnewstoday.com. In short, the Company plans on utilizing its Internet services and related capability to provide real-time news, editorial content, headlines and customized programming related to the MLM industry via the World Wide Web.

(2)      Distribution Methods of the Products or Services

     Advertising Sale and Design

         The Company will also seek to distinguish itself from its competition through the creation of unique advertising and sponsorship opportunities that are designed to build brand loyalty for its corporate MLM sponsors by integrating their advertising messages into the Company's content. Management believes that through close relationships with the end user, the Company will have the ability to deliver advertising to a specific industry segment within the Site's themed content areas, allowing advertisers to single out and effectively deliver their messages to their respective target audiences. For example, a company can target an advertisement solely to patrons looking for a long-distance sales MLM opportunity. The Company believes that such sophisticated targeting is a critical element for capturing MLM advertising budgets for the Internet. Additionally, the Company intends to expand the amount and type of demographic information it collects from its members, which will allow it to offer more specific data to its advertising clients.

         While the Company's competition generally provides banner advertising as its primary delivery system, the Company plans to offer an assortment of advertising options to its clients, allowing them to take advantage of the Company's unique relationship with its users and rapidly growing membership base. In addition to direct response indicators like "click-throughs," the

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

Company plans to specialize in providing innovative and aggressive selling services and a number of "branding" and "beyond the banner" sponsorship packages for its advertisers at higher premiums, such as: banner advertising, sweepstakes, button advertising, content development, contextual links within relevant content, affinity packages for advertising partners, pop up and log out interstitials, opt-in direct marketing/lead generation, e-mail sponsorship programs, celebrity event sponsorships, and pre- and post-campaign market research.

         The Company believes that its prospective Internet advertising customers have only limited experience with the Internet as an advertising medium and neither such customers nor their advertising agencies have devoted a significant portion of their advertising budgets to Internet-based advertising in the past. In order for the Company to generate advertising revenues, advertisers and advertising agencies must direct a significant portion of their MLM advertising budgets to the Internet and, specifically, to the Company's Internet site. There can be no assurance that advertisers or advertising agencies will be persuaded to allocate or continue to allocate significant portions of their budgets to Internet-based advertising, or, if so persuaded, that they will find Internet-based advertising to be more effective than advertising in traditional media such as print, broadcast ad cable television, or in any event decide to advertise or continue to advertise on the Company's Internet site. If Internet-based advertising is not widely accepted by advertisers and advertising agencies, the Company's business, financial condition and operating results will be materially adversely affected.

(3)      Status of Any Announced New Product or Service

         The Company has not announced any recent additions to the existing products and services it plans to offer through its Internet Web site, www.mlmworldnewstoday.com. To date, however, the Company has established its offices in San Diego, California and has begun to execute its business plan. Additionally, the Company has begun work on its "MLM World News Today" Web site and created the foundation for its Internet service offerings. This work includes working with a Web site builder to create the Company's site and aid in the site's e-commerce strategy as well as begin to hire the technical staff needed to execute the Company's web site development, hosting, and other Internet service offerings. The Company has also began interviewing journalists, writers and authors - most of which the Company believes will provide editorial and other content for the Company on a freelance basis.

(4)      Industry Background

         The Company believes that a significant opportunity exists to provide Internet content related to MLM programs. Growing use of the Internet and the World Wide Web (the "Web") has created opportunities for content providers and their advertising customers to reach and interact with millions of Internet users. This is due to its complementary and, in several respects, superior reach in terms of its ability to provide targeted content to consumers and to generate cost-effective results for certain advertisers to traditional television and print media.

      Growth of the Internet

         The Internet has emerged as a global medium, enabling millions of people worldwide to share information, communicate and conduct business electronically. IDC estimates that the number of Web users will grow from approximately 69 million worldwide in 1997 to approximately 320 million worldwide by the end of 2002. This growth is expected to be driven by the large and growing number of PCs installed in homes and offices, the decreasing cost of PCs, easier, faster and cheaper access to the Internet, improvements in network infrastructure, the proliferation of Internet content and the increasing familiarity with the acceptance of the Internet by businesses and consumers. The Internet possesses a number of unique characteristics that differentiates it from traditional media: a lack of geographic or temporal limitations; real-time


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


access to dynamic and interactive content; and instantaneous communication with a single individual or with groups of individuals. As a result of these characteristics, Web usage is expected to continue to grow rapidly. The proliferation of users, combined with the Web's reach and lower cost of marketing, has created a powerful direct sales and marketing channel.

     E-Commerce and Advertising

         The Internet enables advertisers to target advertising campaigns utilizing sophisticated databases of information on the users of various sites and to directly generate revenues from these users through online transactions. As a result, the Internet has become a compelling means to advertise and market products and services. The Company believes that the market for content relating to MLM content is growing rapidly and is emerging as an area well-suited to an Internet programming approach. According to Jupiter Communications, the market for U.S. advertising on the Internet was approximately $560 million in 1997, up from $260 million in 1996, and is expected to grow to over $5 billion by the year 2000.

         The advertising model that is emerging on the Internet is similar to the model prevalent in print and television media and involves the payment by advertisers to Internet content and service providers of advertising fees, based primarily on the demographics of the audience and the number of impressions delivered. The Company believes that the opportunities for Internet content providers to generate advertising revenues are growing due to increasing Internet usage by businesses and consumers and the growing recognition by advertisers of the potential advantages of Internet-based advertising over advertising in traditional media.

     Marketing Opportunities on the Internet

         The Internet allows marketers to collect meaningful demographic information and feedback from consumers, and to rapidly respond to this information with new messages. This offers a significant new opportunity for businesses to increase the effectiveness of their marketing campaigns. The effectiveness of these campaigns is dependent upon the quality of consumer data used to develop and place consumer advertisements. The costs of marketing over the Internet are dramatically lower than those of traditional marketing techniques. As a result, Internet-based marketing campaigns can be profitable at response rates that are a fraction of the rates for traditional campaigns.

(5)      Raw Materials and Suppliers

         The Company is an e-commerce, on-line MLM content provider, web site developer and host, and a private label Internet Service Provider (ISP), and thus does not use raw materials or have any principal suppliers.

(6)      Customers

         The Company believes that the vast majority of its customers will be MLM opportunity providers, users of those MLM products and services, and small to medium-sized businesses looking to utilize the Company's Internet services to create a more cost-effective, on-line marketing strategy for their companies. The Company plans to reach these customers via network marketing, direct mail, telemarketing, seminars, trade shows, the Internet and the referral process. As of March 1, 1999, no sales revenues have been generated by the Company. In addition, the Company does not anticipate that its revenues will be dependent on any one or even a few major customers.


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



(7)      Patents,  Trademarks,   Licenses,  Franchises,   Concessions,   Royalty
Agreements, or Labor Contracts

         The Company does not currently own or have any patents, trademarks, licenses, franchises or concessions or royalty agreements. However, the Company believes that its success and ability to compete will be dependent, in part, on the protection of its original content for the Internet and on the goodwill associated with potential trademarks, trade names, service marks and other proprietary rights. The Company plans to rely on copyright laws to protect the original content that it and its users develop for the Internet site, including editorial features and the various databases of information that are maintained by the Company and made available through its Internet site. In addition, the Company intends to rely on federal trademark laws to provide additional protection for the appearance of its Internet site. A substantial amount of uncertainty exists concerning the application of copyright and trademark laws to the Internet, and there can be no assurance that existing laws will provide adequate protection for the Company's original content or its Internet domain name. In addition, because copyright laws do not prohibit independent development of similar content, there can be no assurance that copyright laws will provide any competitive advantage to the Company.

         The Company intends to rely on trade secret and copyright laws to protect the proprietary technologies that it plans to develop to manage and improve its Internet site and advertising services, but there can be no assurance that such laws will provide sufficient protection to the Company, that other will not develop technologies that are similar of superior to the Company's, or that third parties will not copy or otherwise obtain and use the Company's technologies without authorization. The Company intends to file patent application with respect to certain of its software systems, methods and related technologies, but there can be no assurance that such applications will be granted or that any future patents will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide a competitive advantage for the Company. In addition, the Company plans to rely on certain technology licensed from third parties, and may be required to license additional technology in the future, for use in managing its Internet site and providing related services to users and advertising customers. There can be no assurance that these third party technology licenses will be available or will continue to be available to the Company on acceptable terms or at all. The inability to enter into and maintain any of these technology licenses could have a material adverse effect on the Company's business, financial condition or operating results.

         Policing unauthorized use of the Company's proprietary technology and other intellectual property rights could entail significant expense and could be difficult or impossible, particularly given the global nature of the Internet and the fact that the laws of other countries may afford the Company little or no effective protection of its intellectual property. In addition, there can be no assurance that third parties will not bring claims of copyright or trademark infringement against the Company or claim that the Company's use of certain technologies violates a patent. The Company anticipates an increase in patent infringement claims involving Internet-related technologies as the number of products and competitors in this market grows and as related patents are issued. Further, there can be no assurance that third parties will not claim that the Company has misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights in connection with its Internet content. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require the Company to enter into costly royalty or licensing arrangements to prevent the Company from using important technologies or methods, any of which could have a material adverse effect on the Company's business, financial condition or operating results.


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

(8)      Regulation

         The  Company  is  subject  to  certain   federal  and  state  laws  and
regulations that are applicable to certain activities on the Internet. Legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations concern various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Such government regulation may place the Company's activities under increased regulation, increase the Company's cost of doing business, decrease the growth in Internet use and thereby decrease the demand for the Company's services or otherwise have a material adverse effect on the Company's business, results of operations and financial condition.

     Internet Privacy

         The United States government currently has limited authority over the collection and dissemination of personal data collected online. The Federal Trade Commission Act (the "Act") prohibits unfair and deceptive practices in and affecting commerce. The Act authorizes the Federal Trade Commission (the "FTC") to seek injunctive and other equitable relief, including redress, for violations of the Act, and provides a basis for government enforcement of certain fair information practices.

         Any new legislation or regulation enacted by federal, state or foreign governments regulating online privacy or the application or interpretation of existing laws and regulations could affect the way in which the Company is allowed to conduct its business, especially those aspects that contemplate the collection or use of members' personal information.

     Internet Taxation

         A number of proposals have been made at the federal, state and local level, and by certain foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities.

         There can be no assurance that any such legislation will be adopted by Congress or that new taxes will not be imposed upon e-commerce after any moratorium adopted by Congress expires or that current attempts at taxing or regulating commerce over the Internet would not substantially impair the growth of Internet commerce and as a result adversely affect the Company's opportunity to derive financial benefit from such activities.

     Liability for Information Retrieved from or Transmitted over the Internet

         Materials may be downloaded and publicly distributed over the Internet by the Internet services operated or facilitated by the Company or by the Internet access providers with which the Company has relationships. These third-party activities could result in potential claims against the Company for defamation, negligence, copyright or trademark infringement or other claims based on the nature and content of such materials. The CDA provides that no provider or user of an interactive computer service shall be treated as the publisher or speaker of any information provided by another information content provider.

         Future legislation or regulations or court decisions may hold the Company liable for listings accessible through its Web site, for content and materials posted by members on their respective personal Web pages, for hyperlinks from or to the personal Web pages of members, or through content and materials posted in the Company's chat rooms or bulletin boards. Such liability


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



might arise from claims  alleging  that,  by  directly or  indirectly  providing hyperlink text links to Web sites operated by third parties or by providing hosting services for members' sites, the Company is liable for copyright or trademark infringement or other wrongful actions by such third parties through such Web sites. If any third-party material on the Company's Web site contains informational errors, the Company may be sued for losses incurred in reliance on such information. While the Company attempts to reduce its exposure to such potential liability through, among other things, provisions in member agreements, user policies and disclaimers, the enforceability and effectiveness of such measures are uncertain.

     Domain Names

         Domain names are the user's Internet "addresses." Domain names have been the subject of significant trademark litigation in the United States. The Company intends to register the domain name "mlmworldnewstoday.com." There can be no assurance that third parties will not bring claims for infringement against the Company for the use of this trademark. Moreover, because domain names derive value from the individual's ability to remember such names, there can be no assurance that the Company's domain names will not lose their value if, for example, users begin to rely on mechanisms other than domain names to access online resources.

         The current system for registering, allocating and managing domain names has been the subject of litigation and of proposed regulatory reform. There can be no assurance that the Company's domain names will not lose their value, or that the Company will not have to obtain entirely new domain names in addition to or in lieu of its current domain names, if such litigation or reform efforts result in a restructuring in the current system.

      Jurisdiction

         Due to the global reach of the Internet, it is possible that, although transmissions by the Company over the Internet originate primarily in the State of Nevada, the governments of other states and foreign countries might attempt to regulate Internet activity and the Company's transmissions or take action against the Company for violations of their laws. There can be no assurance that violations of such laws will not be alleged or charged by state or foreign governments and that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing could have a material adverse effect on the Company's business, results of operations and financial condition.

(9)      Effect of Existing or Probable Government Regulations

         Future legislation or regulations or court decisions may hold the Company liable for listings accessible through its Web site, for content and materials posted by members on their respective personal Web pages, for hyperlinks from or to the personal Web pages of members, or through content and materials posted in the Company's chat rooms or bulletin boards. Such liability might arise from claims alleging that, by directly or indirectly providing hyperlink text links to Web sites operated by third parties or by providing hosting services for members' sites, the Company is liable for copyright or trademark infringement or other wrongful actions by such third parties through such Web sites. If any third-party material on the Company's Web site contains informational errors, the Company may be sued for losses incurred in reliance on such information. While the Company attempts to reduce its exposure to such potential liability through, among other things, provisions in member agreements, user policies and disclaimers, the enforceability and effectiveness of such measures are uncertain. See Part I-Item 1-B(8) above.

(10)     Research and Development Activities

         The Company has yet to incur any research and development costs from November 20, 1998 (date of inception) through March 1, 1999. In addition, the Company does not plan to incur any material research and development expenses during the fiscal and calendar year ending December 31, 1999, with respect to its current and future products and services.

(11)     Impact of Environmental Laws

         The Company is not aware of any federal, state or local environmental laws which would effect its operations.

(12)     Employees

         The Company presently has two (2) full time employees and one (1) part time employee. The Company's employees are currently not represented by a collective bargaining agreement, and the Company believes that its relations with its employees are good.

Item 2.           Management's Discussion and Analysis or Plan of Operation

A.       Management's Plan of Operation

(1) In its initial approximately three and one half month operating period ended March 1, 1999, the Company incurred a net loss of $58,483.00 for selling, general and administrative expenses related to start-up operations. It has yet to receive any revenues from operations. On November 20, 1998, founding shareholders purchased 10,200,000 shares of the Company's authorized treasury stock for cash. Additionally, on February 4, 1999, the Company completed an offering of one million thirty one thousand and six hundred (1,031,600) shares of the Common Stock of the Company to approximately fifty-five (55) unaffiliated shareholders. This offering was made in reliance upon an exemption from the registration provisions of Section 4(2) of the Securities Act of 1993 (the "Act"), as amended, pursuant to Regulation D, Rule 504 of the Act. As of the date of this Registration Statement, the Company has approximately eleven million two hundred and thirty one thousand and six hundred (11,231,600) shares of its $0.001 par value common voting stock issued and outstanding which are held by approximately fifty-seven (57) shareholders of record. Management fully anticipates that the proceeds from the sale of all of the Common Shares sold from the offering delineated above will be sufficient to provide the Company's capital needs for the next approximately three (3) to six (6) months.

         In addition, management believes the need for additional capital going forward will be derived somewhat from internal revenues and earnings generated from its Internet Web site (via advertising) as well as from its Internet-oriented products and services. If the Company is unable to begin to generate revenues from its Web site or Internet services, management believes the Company will need to raise additional funds to meet its cash requirements. In the mean time, management of the Company plans to advance funds to the Company on an as-needed basis. The Company currently has no arrangements or commitments for accounts and accounts receivable financing. There can be no assurance that any such financing can be obtained or, if obtained, that it will be on reasonable terms.

         The Company believes that its initial revenues will be primarily dependent upon the sale of advertising, with additional revenues generated through e-commerce arrangements with MLM providers, the sale and marketing of MLM programs acquired or started by the Company and the sale of membership subscriptions for enhanced services

         Realization of significant sales of the Company's products and services during the fiscal year ending December 31, 1999 is vital to its plan of operations. To this end, management is currently emphasizing the development of the Company's MLM content-oriented Web site, www.mlmworldnewstoday.com, as well as continuing to develop its capability of providing Internet-related products and services to potential customers.

(2) No engineering, management or similar report has been prepared or provided for external use by the Company in connection with the offer of its securities to the public.

(3) Management believes that the Company's future growth and success will be largely dependent on its ability to develop its MLM content-oriented Web site, its ability to utilize this Site to cost-effectively market MLM products and services to its potential member base, and its ability to generate revenues and establish a client base for its Internet products and services. Principal elements of the Company's approach to accomplish this include the following:

     Member Loyalty

         The Company plans to offer its users a variety of free services. Management of the Company believes that the provision of free services is critical to attracting members. Viewing the Site will not require membership, allowing the Company to leverage its member-developed content to attract a large audience of users. As these users become familiar with the Site, the Company believes it will have a greater ability to convert them into members, perpetuating the growth of the Site.

     Member Developed Content

         The majority of the content on the Company's Web site will be developed by users on a voluntary basis for the benefit of all users of the Site. As a result, the Company believes that it will be able to avoid the majority of costs associated with content development.

     Targeted Advertising

         The Company intends to provide a valuable platform for advertisers by allowing them to target advertisements based on both demographic information and affinity group affiliations. Management of the Company believes that advertisers will be drawn to its Web site's potential volume of user traffic, frequency and average length of use, as well as MLM focus and content.

     Attractive Advertising Platform

         The Company believes that its free services and extensive offerings will create high volumes of traffic, enabling business advertisers to cost-effectively promote their MLM products and services on the Company's Web site. The Company also expects to be able to collect and provide valuable demographic information and affinity-based member segmentation that will increase advertisers' ability to target marketing campaigns. Further, the Company believes that the potential diversity of interest groups among its members will create a potential market for a broad range of products and services, resulting in a correspondingly broad range of advertising customers.

     Internet Service Offering

         The Company plans on branding its own private label Internet service via its current Internet Service Provider (ISP) and offer the following
Internet-related products and services: (i) web site design and development services; (ii) web site hosting; and (iii) other e-commerce products and services. The Company believes that these Internet services offer an opportunity for businesses to increase the effectiveness of their marketing campaigns. The Company believes this because in the opinion of management of the Company, the cost of marketing over the Internet is dramatically lower than those of traditional marketing techniques. Global-Link management believes that through its Internet service offerings, the Company is positioned to provide a full range of Internet services for its clients, to include providing a vehicle via the World Wide Web (i.e., web site development and hosting) related to the marketing campaigns of its clients.

         Additionally, the Company believes that its Internet services will solidify the scope of Global-Link's services, and that the central point of convergence for its product and service offerings will be www.mlmworldnewstoday.com. In short, the Company plans on utilizing its Internet services and related capability to provide real-time news, editorial content, headlines and customized programming related to the MLM industry via the World Wide Web.

         The Company has yet to incur any research and development costs from November 20, 1998 (date of inception) through March 1, 1999, and the Company does not expect to incur any significant research and development expenses during the fiscal year ending December 31, 1999.

(4) The Company currently does not expect to purchase or sell any of its facilities or equipment.

(5) Management anticipates that it will hire and add full time employees over the next twelve (12) months.

B.       Segment Data

         As of March 1, 1999, no sales revenue has been generated by the Company. Accordingly, no table showing percentage breakdown of revenue by business segment or product line is included.

Item 3.           Description of Property

A.       Description of Property

         The Company's corporate headquarters are located at 3633 Camino Del Rio South - Suite 107, San Diego, California 92108. These facilities consist of approximately 2,500 square feet of standard office space. The Company has no additional facilities, and these facilities are provided by an officer and director of the Company at no cost to the Company.

         There  are   currently  no  proposed   programs  for  the   renovation,
improvement or development of the properties or facilities utilized by the Company.

B.       Investment Policies

         Management of the Company does not currently have policies regarding the acquisition or sale of assets primarily for possible capital gain or primarily for income. The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Item 4.           Security Ownership of Management and Certain Security Holders

A.       Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth information as of the date of this Registration Statement certain information with respect to the beneficial ownership of the Common Stock of the Company concerning stock ownership by (i) each director, (ii) each executive officer, (iii) the directors and officers of the Company as a group, (iv) and each person known by the Company to own beneficially more than five percent (5%) of the Common Stock. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                                                Amount
Title           Name and Address                                                of shares                 Percent
of              of Beneficial                                                   held by                   of
Class           Owner of Shares                  Position                       Owner                     Class
-----           ---------------                  --------                       -----                     -----

Common          James C. Frans (1)               Chairman; President & CEO      5,100,000                 45.41%

Common          Paul A. Harbison (1)             Treasurer; CFO; Director       5,100,000                 45.41%

Common          All Executive Officers and                                      10,200,000                90.82%
                Directors as a Group (2 Persons)

(1) c/o Global-Link Enterprises, Inc., 3633 Camino Del Rio South-Suite 107, San Diego, California 92108.

B.       Persons Sharing Ownership of Control of Shares

         No person other than James C. Frans and Paul A. Harbison owns or shares the power to vote ten percent (10%) or more of the Company's securities.

C.       Non-voting Securities and Principal Holders Thereof

         The Company has not issued any non-voting securities.

D.       Options, Warrants and Rights

         There are no options, warrants or rights to purchase securities of the Company.

E.       Parents of the Issuer

         Under the definition of parent, as including any person or business entity who controls substantially all (more than 80%) of the issuers of common stock, the Company has no parents.

Item 5.           Directors, Executive Officers and Significant Employees

A.       Directors, Executive Officers and Significant Employees

         The names, ages and positions of the Company's directors and executive officers are as follows:

      Name             Age                        Position
----------------       ---       -----------------------------------------------

James C. Frans          49       President, Chief Executive Officer and Chairman

Paul A. Harbison        34       Treasurer, CFO and Director

Lou Caspary             51       Secretary and Director

B.       Work Experience

         James C. Frans, President, CEO and Chairman of the Board - In 1983, Mr. Frans became President and CEO of MAGCO Publishing, a sales and marketing related publishing firm. In 1994, Mr. Frans co-founded Financial Help Centers, Inc. ("FHC"), another sales organization that was able to expand throughout Southern California; this company continues to grow today with a focus on a program designed to decrease debt, increase income and help members generally secure a more stable financial future. FHC's lifetime membership has helped many people with credit and debt problems. Mr. Frans has also been involved with Herbalife Corporation while working with Mr. Anthony Chow in Honolulu, Hawaii and has successfully trained and managed employees from combined experience in various organizations such as Neon Products, Inc. and Crush International. The Company believes that Mr. Frans' background in sales, marketing and management, coupled with his creative talent and professionalism, provide the Company with a great deal of leadership.

         Paul A. Harbison, Treasurer, CFO and Director - Mr. Harbison has experience in sales, marketing, management and finance. After completing his education at San Diego State University, where he majored in business administration with an emphasis in finance, Mr. Harbison pursued a career in communications, specializing in streamlining for prominent corporations such as Sony, QualComm and SAIC. Mr. Harbison's expertise includes two-way paging, two-way radio, and cellular and long-distance services. Mr. Harbison was also involved in the 1994 establishment of Financial Help Centers, Inc., where Mr. Harbison is currently the President and CEO. This organization has helped people better their lives with its lifetime membership program which is designed to help consumers with their credit problems by decreasing their debts and increasing their income - ultimately helping the consumers improve their financial status. The Company believes that Mr. Harbison's various achievements within the fields of finance, communications and network marketing, accompanied with his aggressive work ethic and management skills, provides essential leadership to the Company.

         Lou Caspary, Secretary and Director - Mr. Caspary graduated from Cal State University at Long Beach in 1972 where he was the first person in the Cal University system to receive a minor in Japanese Language. Mr. Caspary was a few units shy of a Masters degree when he received his California Teaching
Credential (1973). He then became a high school teacher in Long Beach, California and Sydney, Australia. After that, Mr. Caspary began a business career in real estate and the mortgage banking industry. Mr. Caspary has worked for a lease-option company, as a real estate broker and manager of 51 real estate agents, has been a member of the Board of Directors of Pacific Network Bancorp in Laguna Beach, CA, and the Vice President of International Auto Industries, Inc. - a driving school in California.

C.       Family Relationships

         None - Not Applicable.

D.       Involvement on Certain Material Legal Proceedings  During the Last Five
         Years

(1) No current or pending litigation, and no claims or counterclaims involving the Company as a plaintiff or defendant exist.

(2) No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

(3) No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4) No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Item 6.           Executive Compensation

Remuneration of Directors and Executive Officers

         The Company does not currently have employment agreements with its executive officers but expects to sign employment agreements with each in the next approximately six (6) months. All executive officers of the Company prior to March 1, 1999 did not draw a salary from the Company. Over the next twelve months, however, each executive officer is expected to draw the following annual compensation. The Company does not currently have a stock option plan.

(1)   Name of Individual                Capacities in Which         Annual
      or Identity of Group         Remuneration was Recorded     Compensation
      --------------------         -------------------------     ------------

      James C. Frans                      President and CEO         $60,000

      Paul A. Harbison                    CFO                       $60,000

      Lou Caspary                         Secretary                 $0

(2)   Compensation of Directors

         There were no arrangements pursuant to which any director of the Company was compensated for the period from November 20, 1998 to March 1, 1999 for any service provided as a director. In addition, no such arrangement is contemplated for the foreseeable future as the Company's only directors are its current executive officers who are expected to draw a salary for the management of the Company.

Item 7.           Certain Relationships and Related Transactions

         Global-Link Enterprises, Inc. is a 1998 incorporated company and has conducted limited business transactions to date. Prior to this Registration Statement, the Company has relied primarily upon founders and initial shareholders of the Company as its sole source of capital and liquidity.

         Because of the development stage nature of the Company and its relatively recent inception, November 20, 1998, the Company has no relationships or transactions to disclose.

                                     Part II

Item 1.           Legal Proceedings

         The Company is not currently involved in any legal proceedings nor does it have knowledge of any threatened litigation.

Item 2.           Market for Common Equity and Related Stockholder Matters

A.       Market Information

(1) The Common Stock of the Company is currently not traded on the "Pink Sheets" or the OTC Bulletin Board or any other formal or national securities exchange. Being a start-up company, there is no fiscal history to disclose.

(2)(i) There is currently no Common Stock which is subject to outstanding options or warrants to purchase, or securities convertible into, the Company's common stock.

(ii) There is currently no common stock of the Company which could be sold under Rule 144 under the Securities Act of 1933 as amended or that the registrant has agreed to register for sale by security holders.

(iii) There is currently no common equity that is being or is proposed to be publicly offered by the registrant, the offering of which could have a material effect on the market price of the issuer's common equity.

B.       Holders

         As of March 1, 1999, the Company had 57 stockholders of record.

C.       Dividend Policy

         The Company has not paid any dividends to date. In addition, it does not anticipate paying dividends in the immediate foreseeable future. The board of directors of the Company will review its dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the board may deem relevant.

D.       Reports to Shareholders

         The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement, the Company will be required to comply with periodic reporting, proxy solicitation and certain other requirements by the Securities Exchange Act of 1934.

E.       Transfer Agent and Registrar

         The Transfer Agent for the shares of common voting stock of the Company is Shelley Godfrey, Pacific Stock Transfer Company, 5844 S. Pecos, Suite D, Las Vegas, Nevada 89120, (702)-361-3033.

Item 3.           Recent Sale of Unregistered Securities

         On February 4, 1999, the Company completed a public offering of shares of common stock of the Company pursuant to Regulation D, Rule 504 of the
Securities Act of 1933, as amended, whereby it sold 1,031,600 shares of the Common Stock of the Company to 55 unaffiliated shareholders of record. The Company filed an original Form D with the Securities and Exchange Commission on or about February 9, 1999. As of March 1, 1999, the Company has 11,231,600 shares of common stock issued and outstanding held by 57 shareholders of record.

Item 4.           Description of Securities

A.       Common Stock

(1)      Description of Rights and Liabilities of Common Stockholders

i. Dividend Rights - The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors of the Company may from time to time determine.

ii. Voting Rights - Each holder of the Company's common stock are entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is noncumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but unissued common stock without future stockholder action.

iii. Liquidation Rights - Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

iv. Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

v. Conversion Rights - No shares of common stock are currently subject to outstanding options, warrants, or other convertible securities.

vi. Redemption rights - no redemption rights exist for shares of common stock.

vii.     Sinking Fund Provisions - No sinking fund provisions exist.

viii. Further Liability For Calls - No shares of common stock are subject to further call or assessment by the issuer. The Company has not issued stock options as of the date of this Registration Statement.

(2)      Potential  Liabilities  of  Common  Stockholders  to  State  and  Local
Authorities

         No material potential liabilities are anticipated to be imposed on stockholders under state statues. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations are established.

B.       Debt Securities

         The Company is not registering any debt securities, nor are any outstanding.

C.       Other Securities To Be Registered

         The Company is not registering any security other than its common stock.

Item 5.           Indemnification of Directors and Officers

         The Bylaws of the Company provide for indemnification of its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

         The Bylaws of the Company further states that the Company shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable Nevada law. The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article. However, the Company has yet to purchase any such insurance and has no plans to do so.

         The Articles of Incorporation of the Company states that a director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

         The Articles of Incorporation of the Company further states that every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the

State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    Part F/S

Item 1.  Financial Statements

The following documents are filed as part of this report:
  a)     Global-Link Enterprises, Inc.                                                 Page

         Report of James E. Slayton, CPA                                                F-1

         Balance Sheet as of December 31, 1998 and March 1, 1999                        F-2

         Statement of  Operations  for the period from November 20, 1998 through
         December  31, 1998 and for the period from  December  31, 1998  through
         March 1, 1999                                                                  F-3

         Statement of Stockholder's Equity for the period from November 20, 1998 through  December  31, 1998 and for the period from  December  31, 1998
         through March 1, 1999                                                          F-4

         Statement  of Cash Flows for the period from  November 20, 1998 through
         December  31, 1998 and for the period from  December  31, 1998  through
         March 1, 1999                                                                  F-5

         Notes to Financial Statements                                                  F-6

b) Interim Financial Statements are not provided at this time as they are not applicable at this time

c) Financial Statements of Businesses Acquired or to be Acquired are not provided at this time as they are not applicable at this time

d) Pro-forma Financial Information is not provided at this time as it is not applicable at this time

Item 2. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

         None -- Not Applicable.

James E. Slayton, CPA
--------------------------------------------------------------------------------
3867 WEST MARKET STREET
SUITE 208
AKRON, OHIO 44333

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Board of Directors                                                March 21, 1999
Global-Link Enterprises, Inc. (The Company)
Las Vegas, Nevada 89102

         I have audited the Balance Sheet of Global-Link Enterprises, Inc. (A Development Stage Company), as of March 1, 1999, and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period November 20, 1998 (Date of Inception) to March 1, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements, based on my audit.

         I conducted. my audit in accordance with generally Accepted auditing standards. Those standards require that I plan and perform the Audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts. and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant. estimates made by management, as well as, evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.,

         In My opinion, the financial statements referred to above present fairly in all material respects, the financial position of Global-Link
Enterprises, Inc., ( A Development State Company), at March 1, 1999, and the results of its operations. And cash flows for the period November 20, 1998 (Date of Inception) to March 1, 1999, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in, Note 3 to the financial statements, The Company has had limited operations and has not established a long term source of revenue. This raises substantial doubt about its. ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ James E. Slayton
---------------------------
James E. Slayton, CPA
Ohio License ID# 04-1-15582

                          Global-Link Enterprises, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                      AS AT
                                  March 1, 1999

    ASSETS

CURRENT ASSETS
Cash                                                      $      960.00
Other Current Assets                                           2,475.00
                                                          -------------
Total Current Assets                                           3,435.00

PROPERTY AND EQUIPMENT
Computer Equipment (net of depreciation)                       1,458.00
                                                          -------------
Total Property-and Equipment                                   1,458.00

OTHER ASSETS:
Organization Costs net of Amortization                           342.00
Website Development Costs net, of Amoritization               14,022.00
                                                          -------------
Total Other Assets                                            14,364.00

TOTAL ASSETS                                              $   19,257.00
                                                          =============

    LIABILITIES &  EQUITY

CURRENT LIABILITIES
Accounts Payable                                          $    7,500.00
                                                          -------------
Total Current. Liabilities,                                    7,500.00

OTHER LIABILITIES
Due to Shareholder                                               860.00
                                                          -------------
Total Other Liabilities                                          860.00
                                                          -------------
                                                               8,360.00

    EQUITY
Capital Stock                                                 11,232.00
Additional Paid in Capital                                    50,648.00
Donated Capital                                                7,500.00
Retained Earnings                                            (58,483.00)
                                                          -------------
Total Stockholders' Equity                                     3,397.00

    TOTAL LIABILITIES & OWNERS  EQUITY,                   $   19,257.00
                                                          =============


           See accompany notes to financial statements & audit report

                          Global-Link Enterprises, Inc.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
                                   FOR PERIOD
             November 20, 1998 (Date of Inception) to March 1, 1999

    REVENUE
Services                                                                   0.00

  COSTS AND EXPENSES
Selling, General and Administrative                                   57,939.00
Depreciation Expense                                                      42.00
Amortization of Organization Costs                                        18.00
Amortization of Web. Site Development Costs                              484.60
                                                                     -----------
         Total Costs and Expenses                                     58,483.00
                                                                     -----------
                          Net Ordinary Income or (Loss)              (58,483.00)
                                                                     ===========
Weighted average
number of common
shares outstanding                                                   11,231,600

   Net Loss
   Per Share                                                            (0.0052)



           See accompany notes to financial statements & audit report

                          Global-Link Enterprises, Inc.
                         (A Developement Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   FOR PERIOD
             November 20, 1998 (Date of Inception), to March 1, 1999
                                                                                   Deficit
                                                                                 accumulated
                                                                   Additional      during
                                            Common Stock            paid-in      development
                                       Shares         Amount        capital         stage
                                   -------------  -------------  -------------  -------------
November 20, 1998
issued for cash                       10,200,000      10,200.00         100.00

December 23, 1998
issued for cash                                         531,600         531.60      26,048.40

December 23, 1998                                       500,000         500.00      24,500.00
in exchange for extinguishing
a $25,000.00 debt


Net loss
November 20,'1998
(inception)to
March 1, 1999,                                                                     (58,483.00)
                                   -------------  -------------  -------------  -------------
Balance
February 2, 1999                      11,231,600  $   11,231.60  $   50,648.40  ($  58,483.00)
                                   =============  =============  =============  =============



           See accompany notes to financial statements & audit report

                          Global-Link Enterprises, Inc.
                             STATEMENT OF CASH FLOWS
                                   FOR PERIOD
       November 20, 1998 (Date of Inception), (Inception) to March 1, 1999




CASH-FLOWS FROM OPERATING ACTIVITIES
 Cash received from customers                                              0.00
                                                                    -----------
         Net Cash provided by Operating Activities                         0.00

  Cash paid to suppliers and employees                                25,123.00
  Increase In current assets                                           2,475.00
  Increase in, other assets                                           14,364.00
  increase in current liabilitles                                      7,500.00
                                                                    -----------
         Cash disbursed for Operating Activities                      34,462.00
                                                                    -----------
         Net cash flow, provided by operating activities             (34,462.00)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of plant assets                                              1458.00
                                                                    -----------
         Net cash used by investing activities                        (1,458.00)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Capital Stock                                             36,880.00
                                                                    -----------
         Net cash provided by financing activities                    36,880.00

         Net Increase (decrease)  in cash.                               960.00
         March 1, 1999                                                   960.00



           See accompany notes to financial statements & audit report

                          Global-Link Enterprises, Inc.
                         (A Development Stage Company),

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                  March 1, 1999

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized November 20,1998(Date of Inception) under the laws of the State of Nevada, as Global-Link Enterprises, Inc. (The Company) has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

     On November 20, 1998, the company issued 10,200,000 Shares of its $.001 Par value common stock for cash of $10,300.00.

     On December 23, 1998, the Company completed a public offering that was registered with the State of Nevada pursuant to N.R.S. 90.490 and was exempt from federal registration pursuant to Regulation D,Rule 504 of the Securities Act of 1933, as amended, and various state securities exemptions. The Company sold 1,031,600 shares of Common Stock at a price of $.05 per share for a total amount raised of $51, 800.00. The Company received cash in the amount of $26,580.00 and extinguished an existing liability in the amount of $25,000.00

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting polices and procedures have not been determined except as follows:

     1. The Company uses the accrual method of accounting.

     2. The cost of organization, .$360.00, is being amortized over a period of 60 months (November 20, 1998 through October 31, 2003.)

     3. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

     4. The  Company  has not yet  adopted   any  policy  regarding  payment  of
dividends. No dividends have been paid since inception.

     5. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of deprecation.

     6. The cost of Web Site Development, $14,506.00 is being amortized over a period of 60 months (November 20, 1998 through October 31, 2003.).

NOTE 3 - GOING CONCERN

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a State of Nevada registered public offering of securities pursuant to Chapter 90.490 of the Nevada revised statutes.

NOTE 4 - RELATED PARTY TRANSACTION

     The Company leases real property in San Diego, California. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common stock.

                                    Part III

Item 1.  Index to Exhibits (Pursuant to Item 601 of Regulation SB)

Exhibit
Number   Name and/or Identification of Exhibit
------   -------------------------------------

1.       Underwriting Agreement

               Not applicable

2.       Plan  of  Acquisition,  Reorganization,  Arrangement,  Liquidation,  or
         Succession

               None - Not applicable

3.       Articles of Incorporation & By-Laws

         (a)   Articles of Incorporation of the Company filed November 20, 1998
         (b)   By-Laws of the Company adopted November 20, 1998

4.       Instruments Defining the Rights of Security Holders

               No instruments other than those included in Exhibit 3

5.       Opinion on Legality

               Not applicable

6.       No Exhibit Required

               Not applicable

7.       Opinion on Liquidation Preference

               Not applicable

8.       Opinion on Tax Matters

               Not applicable

9.       Voting Trust Agreement and Amendments

               Not applicable

10.      Material Contracts

               None - Not applicable

Exhibit
Number   Name and/or Identification of Exhibit
------   -------------------------------------

11.      Statement Re Computation of Per Share Earnings

               Not applicable - Computation of per share earnings can be clearly determined from the Statement of Operations in the Company's financial statements

12.      No Exhibit Required

               Not applicable

13.      Annual or Quarterly Reports - Form 10-Q

               Not applicable

14.      Material Foreign Patents

               Not applicable

15.      Letter on Unaudited Interim Financial Information

               Not applicable

16.      Letter on Change in Certifying Accountant

               Not applicable

17.      Letter on Director Resignation

               Not applicable

18.      Letter on Change in Accounting Principles

               Not applicable

19.      Reports Furnished to Security Holders

               Not applicable

20.      Other Documents or Statements to Security Holders

               None - Not applicable

21.      Subsidiaries of Small Business Issuer

               None - Not applicable

Exhibit
Number   Name and/or Identification of Exhibit
------   -------------------------------------

22.      Published  Report  Regarding  Matters  Submitted  to Vote  of  Security
         Holders

               Not applicable

23.      Consent of Experts and Counsel

               Consents of independent public accountants

24.      Power of Attorney

               Not applicable

25.      Statement of Eligibility of Trustee

               Not applicable

26.      Invitations for Competitive Bids

               Not applicable

27.      Financial Data Schedule

               Financial Data Schedule of Global-Link Enterprises, Inc. ending March 1, 1999

28.      Information  from  Reports  Furnished  to  State  Insurance  Regulatory
         Authorities

               Not applicable

29.      Additional Exhibits

               Not applicable

Item 2.  Description of Exhibits

Exhibit
Number   Name and/or Identification of Exhibit
------   -------------------------------------

1.       Underwriting Agreement

               Not applicable

2.       Plan  of  Acquisition,  Reorganization,  Arrangement,  Liquidation,  or
         Succession

               None - Not applicable

3.       Articles of Incorporation & By-Laws

         (c)   Articles of Incorporation of the Company filed November 20, 1998
         (d)   By-Laws of the Company adopted November 20, 1998

4.       Instruments Defining the Rights of Security Holders

               No instruments other than those included in Exhibit 3

5.       Opinion on Legality

               Not applicable

6.       No Exhibit Required

               Not applicable

7.       Opinion on Liquidation Preference

               Not applicable

8.       Opinion on Tax Matters

               Not applicable

9.       Voting Trust Agreement and Amendments

               Not applicable

10.      Material Contracts

               None - Not applicable

Exhibit
Number   Name and/or Identification of Exhibit
------   -------------------------------------

11.      Statement Re Computation of Per Share Earnings

               Not applicable - Computation of per share earnings can be clearly determined from the Statement of Operations in the Company's financial statements

12.      No Exhibit Required

               Not applicable

13.      Annual or Quarterly Reports - Form 10-Q

               Not applicable

14.      Material Foreign Patents

               Not applicable

15.      Letter on Unaudited Interim Financial Information

               Not applicable

16.      Letter on Change in Certifying Accountant

               Not applicable

17.      Letter on Director Resignation

               Not applicable

18.      Letter on Change in Accounting Principles

               Not applicable

20.      Reports Furnished to Security Holders

               Not applicable

20.      Other Documents or Statements to Security Holders

               None - Not applicable

21.      Subsidiaries of Small Business Issuer

               None - Not applicable

Exhibit
Number   Name and/or Identification of Exhibit
------   -------------------------------------

22.      Published  Report  Regarding  Matters  Submitted  to Vote  of  Security
         Holders

               Not applicable

23.      Consent of Experts and Counsel

               Consents of independent public accountants

24.      Power of Attorney

               Not applicable

25.      Statement of Eligibility of Trustee

               Not applicable

26.      Invitations for Competitive Bids

               Not applicable

27.      Financial Data Schedule

               Financial Data Schedule of Global-Link Enterprises, Inc. ending March 1, 1999

28.      Information  from  Reports  Furnished  to  State  Insurance  Regulatory
         Authorities

               Not applicable

29.      Additional Exhibits

               Not applicable

                                   SIGNATURES

         In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Global-Link Enterprises, Inc.
--------------------------------------------------------------------------------
                                  (Registrant)

   Date: May 12, 1999
---------------------------------------------------


   By:   /s/ James C. Frans
---------------------------------------------------
         James C. Frans, Chairman of the Board, President and Chief Executive Officer
--------------------------------------------------------------------------------


   By:   /s/ Paul A. Harbison
---------------------------------------------------
         Paul A. Harbison, Director, CFO, Treasurer
---------------------------------------------------


   By:   /s/ Lou Caspary
---------------------------------------------------
         Lou Caspary, Director, Secretary
---------------------------------------------------